UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 13, 2019

SORRENTO THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36150	33-0344842
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4955 Directors Place

San Diego, CA 92121

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (858) 203-4100

N/A

(Former Name, or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities Registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	SRNE	The Nasdaq Stock Market LLC

Item 2.02. Results of Operations and Financial Conditions.

On May 13, 2019, Scilex Pharmaceuticals Inc. (“Scilex”), a subsidiary of Sorrento Therapeutics, Inc. (the “Company”), announced that net sales of ZTlido® (lidocaine topical system 1.8%) for the quarter ended March 31, 2019 were approximately $2.8 million and net sales of ZTlido® for the month of April 2019 were approximately $1.8 million. The Company also announced that according to latest market share data from iQivia, ZTlido® now has approximately a 4% share of the total lidocaine new prescription market in the U.S., having already surpassed Lidoderm’s market share. The preliminary information presented in this Current Report on Form 8-K is based on the Company’s current expectations and may be adjusted as a result of, among other things, completion of customary quarterly review procedures.

Item 7.01. Regulation FD Disclosure.

The information set forth in Item 2.02 of this Current Report on Form 8-K is incorporated herein by reference.

On May 13, 2019, Scilex also announced that as part of its pharmacy stocking initiative, Scilex recently reached an agreement with a major pharmacy chain to stock 1,500 stores that were previously not selling ZTlido®, in addition to the 900 stores that are already selling and stocking ZTlido®. The stocking of these 1,500 stores will start immediately. Scilex has been in active discussions with other major pharmacy chains and expects to reach similar stocking agreements with all major pharmacy chains in the near term. The objective for the pharmacy stocking initiative is to ensure that these pharmacies have ZTlido® in stock and patients have access to ZTlido® in a timely fashion. In addition to the stocking initiative, Scilex is executing on other plans with the aim to continue to gain market share of the lidocaine patch market.

The information contained in this Item 7.01 and Item 2.02 of this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any registration statement or other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference to such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SORRENTO THERAPEUTICS, INC.

Date: May 13, 2019	By:	/s/ Henry Ji, Ph.D.
Name: Henry Ji, Ph.D.
Title: President and Chief Executive Officer